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                                                                   EXHIBIT 24.01

                                POWER OF ATTORNEY

         WHEREAS, Northern States Power Company, a Minnesota corporation (the "Company"), is about to file with the Securities and Exchange Commission, under the provisions of the Securities Act of 1933, as amended, its Registration Statement relating to the sale of up to $17.0 million of the Company's Common Stock in connection with the acquisition of Natrogas, Inc.; and

         WHEREAS, each of the undersigned holds the office or offices in the Company herein below set opposite his or her name, respectively.

         NOW, THEREFORE, each of the undersigned hereby constitutes and appoints GARY R. JOHNSON, EDWARD J. MCINTYRE and JOHN P. MOORE, JR., and each of them individually, his attorney, with full power to act for him and in his name, place and stead, to sign his name in the capacity or capacities set forth below to the Registration Statement relating to the sale of up to $17.0 million of the Company's Common Stock in connection with the acquisition of Natrogas, Inc. and to any and all amendments (including post-effective amendments) to such Registration Statement, and hereby ratifies and confirms all that said attorney may or shall lawfully do or cause to be done by virtue hereof.

         IN WITNESS WHEREOF, the undersigned have hereunto set their hands this 28th day of April, 1999.


     /s/ James J. Howard                      /s/ H. Lyman Bretting
     -------------------------------          ---------------------------------
     James J. Howard, Principal               H. Lyman Bretting, Director
     Executive Officer & Director


     /s/ David A. Christensen                 /s/ W. John Driscoll
     -------------------------------          ---------------------------------
     David A. Christensen, Director           W. John Driscoll, Director


     /s/ Giannantonio Ferrari                 /s/ Douglas W. Leatherdale
     -------------------------------          ---------------------------------
     Giannantonio Ferrari, Director           Douglas W. Leatherdale, Director


     /s/ Margaret R. Preska                   /s/ A. Patricia Sampson
     -------------------------------          ---------------------------------
     Margaret R. Preska, Director             A. Patricia Sampson, Director


     /s/ Allan L. Schuman                     /s/ Edward J. McIntyre
     -------------------------------          ---------------------------------
     Allan L. Schuman, Director               Edward J. McIntyre, Principal
                                              Financial Officer

     /s/ Roger D. Sandeen
     -------------------------------
     Roger D. Sandeen, Principal
     Accounting Officer



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STATE OF MINNESOTA    )
                      )  ss.
COUNTY OF WASHINGTON  )

         On this 28th day of April, 1999, before me, John P. Moore, Jr. a Notary Public in and for said County and State, personally appeared each of the above-named directors and officers of Northern States Power Company, a Minnesota corporation, and known to me to be the persons whose names are subscribed to in the foregoing instrument, and each person acknowledged to me that he or she executed the same as his or her own free act and deed.

         IN WITNESS WHEREOF, I have hereunto set my hand and affixed the official seal on the date set forth above.



[Notary Seal]                  /s/ John P. Moore, Jr.
                               ---------------------------
                               John P. Moore, Jr.